EXHIBIT 10.10.CH

DEBT CONVERSION AGREEMENT

THIS DEBT CONVERSION AGREEMENT (the “Agreement”) is made and entered into effective as of the 15th day of December, 2008, by and between ANTHONY M. FRANK, as Trustee for the Anthony M. Frank Keogh Plan UTA Charles Schwab & Co., Inc (hereinafter referred to as “Buyer”) and MICRO IMAGING TECHNOLOGY, INC., a California corporation (hereinafter referred to as “MIT” or the “Company”).

R E C I T A L S

WHEREAS, Buyer loaned the Company Two Hundred Fifty Thousand Dollars ($250,000) all pursuant to a 12% Promissory Term Note dated September 5, 2007, as amended (the “Term Note”).

WHEREAS, as of December 15, 2008, a total of $38,365.30 in interest accrued on the above loan is due and payable to Buyer by the Company.

WHEREAS, Buyer wishes to forgive all of the interest accrued on the Term Note through the date hereof and to convert all of the principal into shares of Micro Imaging Technology, Inc. Common Stock and the Company wishes to issue such shares to extinguish the debt owed Buyer in its entirety.

NOW, THEREFORE, in consideration of the foregoing and of the mutual obligations herein contained, it is agreed as follows:

1.             FORGIVENESS OF DEBT AND CONVERSION

(b)           On the date set forth above, Buyer hereby:

(iii)	Waives and forgives all interest accrued on the Term Note through the date hereof in the sum of $38,365.30; and

(iv)
Converts all of the principal due on the Term Note in the sum of $250,000 into Shares of Micro Imaging Technology, Inc. Common Stock, $0.01 par value, at an effective conversion rate of $0.04554 per share, in the names and amounts indicated in the table below, for an aggregate of 5,759,087 Shares (the “Conversion Shares”).

(b)          The Conversion Shares shall have the rights, preferences, privileges, restrictions and other terms set forth in the By-laws of the Company.

(c)          Upon conversion, Buyer acknowledges that all principal and interest accrued and due through the date hereof pursuant to the terms of the Term Note referenced above has been satisfied in full by the Company.  Buyer also acknowledges that pursuant to this Debt Conversion Agreement any default by MIT for failure to pay interest due on the Term Note through the date hereof has been cured.

2.             REPRESENTATIONS AND WARRANTIES OF BUYER       Buyer represents and warrants to the Company:

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